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                                                                   Exhibit 5
                                October 29, 2002

Harris Corporation
1025 West NASA Boulevard
Melbourne, Florida 32919

          Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Harris Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the above-referenced registration statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of up to $150,000,000 aggregate principal amount of the Company's 3.5% Convertible Debentures due 2022 (the "Debentures") and the shares of Common Stock, par value $1.00 per share, of the Company issuable upon conversion of the Debentures (the "Conversion Stock," and collectively with the Debentures, the "Securities") by the holders of the Securities. The Debentures were issued under an Indenture, dated as of August 26, 2002 (the "Indenture"), between the Company and The Bank of New York.

     In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Preliminary Prospectus included therein, (iii) the Indenture, and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon statements and representations made to us by representatives of the Company. We have assumed without inquiry or other investigation (a) the legal capacity of each natural person executing the agreements described herein, (b) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions and no undisclosed prior waiver of any right or remedy contained in any of the documents, (c) the genuineness of each signature,
(d) the completeness of each document submitted to us, (e) the authenticity of each document reviewed by us as an original, (f) the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us a copy, and (g) that each transaction complies with all tests of good faith, fairness, and conscionability required by law.

     Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Based upon the foregoing and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Debentures are legally issued, fully paid and non-assessable and are binding obligations of the Company and that the associated Conversion Stock, when duly issued



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Harris Corporation
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and delivered in accordance with the terms of the Indenture upon conversion of the Debentures, will be legally issued, fully paid and non-assessable.

     This opinion is limited to the present laws of the United States and the General Corporation Law of the State of Delaware and to the present judicial interpretations thereof and to the facts as they presently exist.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

                                   /s/ Holland & Knight LLP